Exhibit (a)(xxx)

WILLIAM BLAIR FUNDS

Amendments to the Written Instruments Establishing and Designating

Institutional Class Shares of

William Blair Global Leaders Fund

William Blair International Leaders Fund

William Blair International Small Cap Growth Fund

William Blair Emerging Markets Leaders Fund

William Blair Emerging Markets Growth Fund

William Blair Emerging Markets Small Cap Growth Fund

William Blair Bond Fund

William Blair Low Duration Fund

William Blair Macro Allocation Fund

May 1, 2019

The undersigned, being a majority of the Trustees of the William Blair Funds (the “Trust”), a statutory trust organized pursuant to a Declaration of Trust dated September 3, 1999, as amended (the “Declaration of Trust”) do hereby amend the Written Instruments amending the Declaration of Trust as set forth below.

WHEREAS, the Board of Trustees of the Trust, pursuant to Sections 6.2(b) and 6.3(b) of Article VI of the Declaration of Trust, established additional series of the Trust and for each additional series, a class of shares of beneficial interest in the respective series of the Trust designated as Institutional Class as set forth immediately below, and such Written Instruments have the status of an amendment to the Declaration of Trust:

Series of the Trust	Date of Written Instrument Establishing and Designating Institutional Class Shares
William Blair Global Leaders Fund (formerly, William Blair Global Growth Fund)	July 24, 2007
William Blair International Leaders Fund	April 24, 2012
William Blair International Small Cap Growth Fund	July 19, 2005
William Blair Emerging Markets Leaders Fund (formerly, William Blair Emerging Leaders Growth Fund)	November 30, 2007
William Blair Emerging Markets Growth Fund	February 18, 2005
William Blair Emerging Markets Small Cap Growth Fund	July 26, 2011
William Blair Bond Fund	February 14, 2007
William Blair Low Duration Fund	September 15, 2009
William Blair Macro Allocation Fund	July 26, 2011

RESOLVED, that the Board of Trustees of the Trust hereby re-designates the Institutional Class of each of the William Blair Global Leaders Fund, William Blair International Leaders Fund, William Blair International Small Cap Growth Fund, William Blair Emerging Markets Leaders Fund, William Blair Emerging Markets Growth Fund, William Blair Emerging Markets Small Cap Growth Fund, William Blair Bond Fund, William Blair Low Duration Fund, and William Blair Macro Allocation Fund to be known as “Class R6”; and

FURTHER RESOLVED, that this instrument shall constitute an amendment to the Declaration of Trust, in accordance with Section 9.3 of Article IX thereof, and shall be effective as of May 1, 2019.

IN WITNESS WHEREOF, the undersigned have signed these presents in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

/s/ Vann A. Avedisian Vann A. Avedisian	/s/ Dorri C. McWhorter Dorri C. McWhorter

/s/ Kathleen T. Barr Kathleen T. Barr	/s/ Arthur J. Simon Arthur J. Simon

/s/ Stephanie G. Braming Stephanie G. Braming	/s/ Thomas J. Skelly Thomas J. Skelly

/s/ Daniel N. Leib Daniel N. Leib	/s/ Steven R. Zenz Steven R. Zenz